Exhibit 3.1(f)
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
LIMITED PARTNERSHIP OF
SMITH BARNEY DIVERSIFIED FUTURES FUND L.P. II
UNDER SECTION 121-202
OF THE REVISED LIMITED PARTNERSHIP ACT
          The undersigned, desiring to amend the Certificate of Limited Partnership of Smith Barney Diversified Futures Fund L.P. II pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:
          FIRST: The name of the Limited Partnership is Smith Barney Diversified Futures Fund L.P. II.
          The name under which the limited partnership was formed is Consulting Group Managed Futures Fund L.P.
          SECOND: The Certificate of Limited Partnership of the limited partnership was filed by the Department of State on May 10, 1994.
          THIRD: The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:
          Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him, is hereby amended to read as follows:
          The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:
Citigroup Managed Futures LLC
731 Lexington Avenue, 25th Floor
New York, NY 10022
Attn: David J. Vogel
          Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of each general partner, is hereby amended as the existing address of the sole general partner is being changed to read as follows:

          The name and mailing address of the sole general partner of the Partnership is:
Citigroup Managed Futures LLC
731 Lexington Avenue, 25th Floor
New York, NY 10022
          IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of September 2005.

By:	/s/ David J. Vogel
David J. Vogel, President
Citigroup Managed Futures LLC